Exhibit 3.1

EAGLE MATERIALS INC.

AMENDMENT TO

AMENDED AND RESTATED BYLAWS

This Amendment to the Amended and Restated Bylaws of Eagle Materials Inc. (“Bylaws”) hereby amends the Bylaws as follows effective as of November 18, 2008:

1. Section 2.3 of Article II of the Bylaws is hereby amended and restated in its entirety as follows:

“SECTION 2.3 Special Meeting. Unless otherwise prescribed by law or by the Certificate of Incorporation, a special meeting of the stockholders, for any purpose or purposes, may be called only by the Chairman of the Board or in his absence by the President, by the Board of Directors, or by the Secretary, at the request in writing of a majority of the members of the Board of Directors, and may not be called by the stockholders of the Corporation. Any request to call a special meeting directed to the Secretary by a majority of the members of the Board of Directors shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board of Directors not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof (or any supplement thereto) given by or at the direction of the Board of Directors.”

2. Section 2.11 of Article II of the Bylaws is hereby amended and restated in its entirety as follows:

“SECTION 2.11 Stockholder Proposals at Annual or Special Meetings. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before an annual meeting of the stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) properly brought before the meeting by an Eligible Stockholder (as hereinafter defined). The procedure referred to in clause (c) of the immediately preceding sentence and described in the remainder of this Section 2.11 shall be the exclusive means for a stockholder to submit business (other than stockholder proposals properly submitted in accordance with Rule 14a-8 under the Exchange Act (as hereinafter defined) properly complying with Rule 14a-8 and included in the Corporation’s notice of meeting) to be considered or acted upon at an annual meeting of stockholders. To be properly brought before a special meeting of the stockholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, and stockholders shall not be entitled to submit business to be considered or acted upon at any special meeting. Notwithstanding the foregoing, the provisions of this Section 2.11 shall not be construed to prohibit the nomination by stockholders of persons for election as directors at an annual or special meeting of the stockholders in accordance with the provisions of Section 2.12.

In addition to any other applicable requirements, in order for business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and (ii) such business must be a proper matter for stockholder action.

To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 180 days prior to an annual meeting; provided, however, that if neither notice of the meeting is given to the stockholders nor Public Disclosure (as hereinafter defined) of the meeting is made at least 100 days prior to the date of the annual meeting, notice by the stockholder to be timely must be delivered or received not later than the close of business on the tenth day following the day on which such notice was mailed or Public Disclosure was made; and provided, further, that notice by a stockholder to the Corporation requesting inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act shall be considered timely if received by the Secretary prior to the deadline specified in Rule 14a-8. In no event shall any adjournment or postponement of an annual meeting commence a new time period for the giving of notice by a stockholder as described above.

To be in proper written form, a stockholder’s notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the meeting, the text of the proposal to be presented and a brief description of the reasons for conducting such business at the meeting. In addition, to be in proper written form a stockholder’s notice shall set forth, as to the stockholder giving the notice, the following information:

(a) the name and record address of the stockholder, as they appear in the books and records of the Corporation, and of the beneficial owner, if any, on whose behalf the proposal is being made and of each other Stockholder Associated Person (as hereinafter defined) with respect to which any information is required to be provided as contemplated by paragraphs (b) through (j) below;

(b) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the stockholder and any Stockholder Associated Person;

(c) a description of all arrangements or understandings between the stockholder and any Stockholder Associated Person relating to the business to be conducted at the meeting;

(d) a description of any material interest of the stockholder or any Stockholder Associated Person in the business to be conducted at the meeting;

(e) a description of any Derivative Instrument (as hereinafter defined) directly or indirectly owned beneficially or of record by the stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation;

(f) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder or any Stockholder Associated Person has a right to vote any shares of capital stock of the Corporation or the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of capital stock of the Corporation;

(g) a description of any Short Interest (as hereinafter defined) of the stockholder or any Stockholder Associated Person in any shares of capital stock of the Corporation;

(h) a description of any rights to dividends on the shares of capital stock of the Corporation owned beneficially or of record by the stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of capital stock of the Corporation;

(i) a description of any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or a limited liability company in which the stockholder or any Stockholder Associated Person is a general partner, manager or managing member or, directly or indirectly, beneficially owns an interest in a general partner, manager or managing member;

(j) a description of any performance-related fees (other than a fee based solely on the amount of assets under management) that the stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice;

(k) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting; and

(l) a representation that the notice contains all of the information required to be provided therein pursuant to paragraphs (a) through (j) above and an undertaking to amend, supplement and update such information not later than five days after the record date for the annual meeting so as to ensure that such information is true and correct as of the record date (it being understood that, if representation is not true and correct or if such stockholder fails to comply with such undertaking as and when required pursuant to this paragraph (l), the business proposed by such stockholder shall not be deemed to have been proposed in accordance with the procedures described in this Section 2.11).

Notwithstanding anything to the contrary contained in these Bylaws, no business (other than a nomination of an individual for election as a director) shall be brought before or conducted at an annual meeting of the stockholders except in accordance with the procedures set forth in this Section 2.11; provided, however, that nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder (subject to such reasonable procedures and limitations as shall be imposed by the chairman of the annual meeting) of any business properly brought before the annual meeting in accordance with said procedures. The chairman of any annual meeting of stockholders shall have the power to determine whether any business proposed to be brought before the meeting was proposed in accordance with the foregoing procedures. If the chairman of any annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall be authorized to declare to the meeting that the business was not properly brought before the meeting and such business shall be disregarded.

Except as otherwise required by law, any business (other than a nomination of an individual for election as a director) that has been properly brought before an annual meeting of stockholders by a stockholder in compliance with the procedures set forth in this Section 2.11 shall require for approval thereof the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote on the applicable matter. Any vote of stockholders required by the immediately preceding sentence shall be in addition to any other vote of stockholders of the Corporation that may be required by law, the Certificate of Incorporation or these Bylaws, by any agreement with a national securities exchange or otherwise.

A stockholder who wishes to bring any business before an annual meeting of stockholders shall, in addition to the requirements set forth above, comply with all applicable requirements of the Exchange Act; provided, however, that any references in this Section 2.11 to the Exchange Act shall not be construed to limit the application of such requirements to proposals made in accordance with any provision of the Exchange Act, including, but not limited to, Rule 14a-8 thereunder. Nothing contained in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

As used in this Section 2.11 and in Section 2.12, the terms set forth below shall have the following respective meanings:

“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Securities and Exchange Commission thereunder.

“Public Disclosure” means, with respect to an annual or special meeting of stockholders, disclosure of the date of such meeting in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Eligible Stockholder” means a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice by such stockholder provided for in this Section 2.11 or Section 2.12 (as the case may be) and on the record date for the determination of stockholders entitled to vote at the applicable annual or special meeting of the stockholders, (ii) who is entitled to vote on the business proposed in such notice to be conducted at an annual meeting of the stockholders (in the case of Section 2.11) or for the election of directors to be elected at an annual or special meeting of stockholders (in the case of Section 2.12) and (iii) who complies with the applicable procedures set forth in this Section 2.11 or Section 2.12 (as the case may be).

“Short Interest” of any person in shares of any class or series of capital stock of the Corporation means that such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of such shares.

“Stockholder Associated Person” means, with respect to any stockholder of the Corporation, (i) any beneficial owner of shares of capital stock of the Corporation owned of record by such stockholder, (ii) any affiliate or associate of such stockholder or any beneficial owner referred to in clause (i) above, (iii) in the case of the stockholder or any other person referred to in clause (i) or (ii) above that is a natural person, any member of the immediate family of such stockholder or other person sharing the same household as such stockholder or (iv) any person acting in concert with such stockholder or any other person referred to in clause (i), (ii) or (iii) above.”

3. Section 2.12 of Article II of the Bylaws is hereby amended and restated in its entirety as follows:

“SECTION 2.12 Stockholder Nominations of Persons for Election to the Board of Directors. In addition to any other applicable eligibility requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at an annual or special meeting of the stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of stockholders or at any special meeting of stockholders at which directors are to be elected as provided in the notice of meeting delivered as contemplated by Section 2.2: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any Eligible Stockholder. The procedure referred to in clause (b) of the preceding sentence and described in the remainder of this Section 2.12 shall be the exclusive means for a stockholder to make nominations for the election of directors in connection with an annual or special meeting of stockholders.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 180 days prior to the annual meeting or (ii) in the case of a special meeting, not less than 30 days nor more than 60 days prior to such meeting; provided, however, that if neither notice of the meeting is given to the stockholders nor Public Disclosure of the meeting is made at least 100 days (in the case of an annual meeting) or 40 days (in the case of a special meeting) prior to the date of the meeting, notice by the stockholder to be timely must be delivered or received not later than the close of business on the tenth day following the day on which such notice was mailed or Public Disclosure was made. In no event shall any adjournment or postponement of an annual or special meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice shall set forth, as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and any Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with any of them, on the other hand, including, but not limited to, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrants” for purposes of such rule and the nominee were a director or executive officer of such registrants, (v) all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder and (vi) an undertaking to cause such person to deliver to the Corporation the questionnaire, representation and agreement and consent described in the immediately following sentence. To be eligible to be nominated by a stockholder for election as a director of the Corporation, a person must deliver (prior to or on the applicable due date for delivery of the stockholder’s notice set forth in the immediately preceding paragraph) to the Secretary at the principal executive offices of the Corporation (1) a written questionnaire with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), (2) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (3) a written consent to being named as a nominee and to serve as a director if elected. In addition to the information described above, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material, in the reasonable judgment of the Corporation, to a stockholder’s understanding of the independence, or lack thereof, of such nominee.

To be in proper written form, a stockholder’s notice shall also set forth, as to the stockholder giving the notice, the following information:

(a) the name and record address of the stockholder, as they appear in the books and records of the Corporation, and of the beneficial owner, if any, on whose behalf the nomination is being made and of each other Stockholder Associated Person with respect to which any information is required to be provided as contemplated by paragraphs (b) through (j) below;

(b) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the stockholder and any Stockholder Associated Person;

(c) a description of all arrangements or understandings between or among the stockholder, any Stockholder Associated Person, each proposed nominee and any other person or persons (including their names) relating to the nomination made by the stockholder;

(d) a description of any Derivative Instrument directly or indirectly owned beneficially or of record by the stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation;

(e) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder or any Stockholder Associated Person has a right to vote any shares of capital stock of the Corporation or the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of capital stock of the Corporation;

(f) a description of any Short Interest of the stockholder or any Stockholder Associated Person in any shares of capital stock of the Corporation;

(g) a description of any rights to dividends on the shares of capital stock of the Corporation owned beneficially or of record by the stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of capital stock of the Corporation;

(h) a description of any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which the stockholder or any Stockholder Associated Person is a general partner, manager or managing member or, directly or indirectly, beneficially owns an interest in a general partner, manager or managing member;

(i) a description of any performance-related fees (other than a fee based solely on the amount of assets under management) that the stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice;

(j) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

(k) a representation that the stockholder intends to appear in person or by proxy at the annual or special meeting to nominate the persons named in its notice; and

(l) a representation that the notice contains all of the information required to be provided therein pursuant to paragraphs (a) through (j) above and an undertaking to amend, supplement and update such information not later than five days after the record date for the annual or special meeting so as to ensure that such information is true and correct as of the record date (it being understood that, if representation is not true and correct or if such stockholder fails to comply with such undertaking as and when required pursuant to this paragraph (l), the nomination by such stockholder shall not be deemed to have been proposed in accordance with the procedures described in this Section 2.12).

Notwithstanding anything to the contrary contained in these Bylaws (other than the provisions of the immediately following paragraph), no person shall be eligible for election as a director of the Corporation at an annual or special meeting of the stockholders unless nominated in accordance with the procedures set forth herein. The chairman of any annual or special meeting of the stockholders shall have the power to determine whether any nomination was made in accordance with the foregoing procedures. If the chairman of the annual or special meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall be authorized to declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Nothing contained in this Section 2.12 shall be deemed to affect any rights of the holders of any preferred stock having the right to elect directors under circumstances specified in the terms governing such preferred stock.”

4. As amended by the foregoing, the Bylaws shall remain in full force and effect.